UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2004


           VOIP, INC. (Formerly known as Millennia Tea Masters, Inc.)
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Texas                          0-28985                   75-2785941
------------------------         --------------------        -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)



         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (954) 434-2000
                                 --------------
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant
         --------------------------------

         On February 27, 2004, Millennia Tea Masters, Inc. (the "Registrant" or the "Company") issued and sold 12,500,000 shares of common stock to Steven Ivester in exchange for cash of $12,500 and his agreement to contribute the intellectual property rights and related assets of two start-up companies formed to engage in the telecommunications industry. The shares issued represent approximately 88% of the shares outstanding after the Exchange, as a result of which Mr. Ivester will become the controlling shareholder of Registrant.

         The Company has been in the business of importing and selling high quality teas through mail solicitation and via the Internet. Mr. Ivester has signified his intention to continue the tea business and take actions to increase sales and revenues. However, the Company's principal source of revenue and future growth will be concentrated in its telecommunications segment.

         All of the transactions described above were the results of negotiations between Mr. Ivester and the principals of the Company. Mr. Ivester first approached the Company and suggested that the Company agree to acquire his business ideas and concepts in exchange for granting him a controlling interest. There is no affiliation or pre-existing relationship between the parties to the transactions. Existing management determined the transaction was fair to the shareholders of the Company because the combination will afford a good opportunity to realize significant value from their investment in the Company.

         On March 4, 2004, the Company informed its shareholders of the changes in control and that the Board of Directors would be restructured by naming Mr. Ivester to the Board followed by the resignations of the sitting directors. Such actions took place on March 15, 2004.

         On March 14, 2004, the Company gave notice of a special meeting of shareholders to be held on April 13, 2004. At such meeting, the shareholders approved amendments to the Company's articles of incorporation to increase the number of authorized shares of common stock to 100 million, change the Company's name to VoIP, Inc., and add a procedure to permit shareholder actions to be taken by a written consent of a majority of shareholder.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On April 6, 2004, the Company announced that it signed a letter of intent to acquire New River Cabinet & Fixture, Inc. of Fort Lauderdale, Florida ("New River") in exchange for 400,000 shares of the Company's common stock. New River manufactures a line of specialty storage units for medical facilities. In 2003, New River had sales of $6.6 million and net pre-tax profit of $254,000. The purchase price was determined on the basis of arm's-length negotiations between unrelated parties. On May 15, 2004, the Company decided to forego acquisition of New River because it was not satisfied with the results of its due diligence review.

         On May 24, 2004, Registrant entered into an agreement with iCable Systems, Co., Ltd., a Korean corporation ("iCable") to form a U.S. joint venture company, iMax Solutions, Inc. ("iMax") to be owned 51% by Registrant and 49% by iCable. Under the arrangement, iMax will obtain the Western Hemisphere license to market the telecommunications equipment manufactured by iCable and exploit its intellectual property, in exchange for payments to iCable totaling $5 million during the next six months. iCable will guarantee that iMax achieves turnover from its operations of $10 million in 2004, $25 million in 2005 and $40 million in 2006.

         On May 25, 2004 (but effective for all purposes as of April 15, 2004), Registrant completed the acquisition of two Florida-based subsidiaries, eGlobalphone, Inc. and VoIP Solutions, Inc. Contribution of these start-up companies was the basis for the original decision to issue a controlling block of shares of common stock to Mr. Ivestor. eGlobalphone, Inc. and VoIP Solutions Inc. both Florida corporations. Financial statements of the acquired businesses will be filed by amendment.

Item 7.  Exhibits
         --------

         See Part III, Item 2 below.

         The following information is provided regarding the resulting character of the Company. Such information includes all information that would be set forth in a Form 10SB, except for financial information that is being filed by amendment pursuant to Item 7(a)(4) of Form 8K.

                                TABLE OF CONTENTS


PART I.........................................................................3
   ITEM 1.      DESCRIPTION OF BUSINESS........................................3
   ITEM 2.      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....11
   ITEM 3.      DESCRIPTION OF PROPERTIES.....................................11
   ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT................................................11
   ITEM 5.      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..11
   ITEM 6.      EXECUTIVE COMPENSATION........................................12
   ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................13
   ITEM 8.      DESCRIPTION OF SECURITIES.....................................14

PART II.......................................................................14
   ITEM 1.      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS' COMMON
                STOCK AND OTHER SHAREHOLDER MATTERS...........................14
   ITEM 2.      LEGAL PROCEEDINGS.............................................15
   ITEM 3.      CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS..................15
   ITEM 4.      RECENT SALES OF UNREGISTERED SECURITIES.......................15

PART III......................................................................16
   ITEM 1.      INDEX TO FINANCIAL STATEMENTS.................................16
   ITEM 2.      DESCRIPTION OF EXHIBITS.......................................16

                                     PART I

Item 1.  Description of Business
         -----------------------

Forward Looking Statements.

         Certain statements contained in this Report and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate its business and meet its liquidity requirements; our ability to obtain financing, if required, on terms acceptable to it, if at all; the success of our research and development activities; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

General.

         VoIP, Inc. a Texas corporation formerly known as Millennia Tea Masters, Inc. is a development stage holding company for businesses in two segments. The first segment is the Company's historical business of importing and selling a line of fine teas, previously described in the Company's Form 10KSB filings. The second segment is the development and sale of technology, services and products for voice over Internet (VoIP), wireless and multimedia applications.

         To date our sales have been minimal and we are characterized as a development stage company. Millennia Tea Masters, Inc. began business in 1998 selling its line of teas imported from Sri Lanka. Absence of capital and personal forced the company to concentrate its order efforts via direct mail and the Internet. Management of the Company was receptive to an opportunity to expand its business into one or more activities providing greater opportunities for growth.

         On March 1, 2004, Millennia announced that it had accepted an unsolicited offer to issue a controlling block of common stock to an investor wishing to contribute his business assets, intellectual property and sales opportunities to a publicly traded company. On February 27, 2004, the Company issued 12,500,000 shares representing 87.8% of shares outstanding in exchange for $12,500 with the agreement to contribute two companies to engage in a specialty telecommunications business as described below.

         The Company  then moved its  headquarters  from  Dallas,  Texas to Fort
Lauderdale, Florida and underwent a change in the Board of Directors and management.

         The balance of this Item 1 describes the Company's business in telecommunications.

Products and Services

         The Company focuses its efforts in the telecommunications industry on developing and distributing technology, services and products to provide Voice over Internet Protocol (VoIP), Wireless Internet connectivity and other multi-media applications. VoIP is an emerging technology and business sector that enables consumers and businesses to place long-distance voice calls via the Internet for little or no cost. Such calls by-pass traditional telecommunications carriers and long distance providers. In support of its focus on VoIP, the Company will also seek to provide wireless fidelity products ("WiFi"), Internet service, and other related product and services. The Company will conduct its operations through three wholly-owned subsidiaries and one majority owed subsidiary.

         VoIP is a system of hardware and software that allows users of the Internet to transmit voice and facsimile communications to any other Internet user or telephone customer. After paying the fees for Internet service, using that medium for telephony allows for essentially world-wide and free telephone service. The benefit to the user are (i) cost, combining Internet access and unlimited long-distance into one fee; (ii) opportunity for advanced applications, such as teleconferencing and video transmission and (iii) portability, so that a caller can take his phone with him anywhere in the world having Internet access.

         As with any Internet usage, VoIP is best utilized by means of high-speed broadband Internet access, although the Company's products can also be used via a dial-up, requiring access both to the Internet and a local phone line compatible with the modem in one's computer.

         eGlobalphone, Inc. The Company will market VoIP solutions to residential and business consumers through its eGlobalphone, Inc. subsidiary. eGlobalphone uses any broadband Internet access in the world to access its network for long-distance telephony. eGlobalphone provides a two line MTA (telephone/PBX adapter) manufactured by iCable Systems Co., Ltd.. Once in the eGlobalphone network, calls are routed through Tier One carriers.

         eGlobalphone is believed to be the only VoIP company offering 911 emergency access without using another party's database. This proprietary system has been filed for patent protection as the 911-PSTN. It utilizes an automated switching service to route the call to the user's local emergency service provider (911 call center) and will also "fail safe" in the event of a power outage or Internet service interruption.

         eGlobalphone markets its products through OEM resellers, principally via the Internet but also to a limited number of retailers. We will emphasize sales in the global marketplace, believing that the U.S. market is too saturated with competitors. We will seek marketing partners in each country that is identified as a potential market, in order to provide a local presence. Manuals, interfaces, voice prompts, and operators will be tailored for the primary language of the nationality, and the sales force will operate locally to provide "high-touch" comfort to these localized markets.

         eGlobalphone features in addition to unlimited long distance via the Internet the following features: voicemail, caller ID, call waiting, call transfer, caller ID blocking, call forwarding, three-way conference and three-way calling. Low-priced directory information (411) services, conference call capabilities, "follow-me" calling, and many more features are offered as additional line items or per-call products which contribute to the income stream for this product.

         We will initially offer three rate plans, a $29.95 per month with unlimited long distance geared toward home use, a $49.95 per month plan with free long distance for the business user, and a free monthly access with rates charged for long distance usage and a one-time $79.95 equipment charge.

         VoIP Solutions. The Company's VoIP Solutions, Inc. subsidiary integrates software, hardware, and project management services for the growing industry of Internet Telephony Service Providers. Our experience in the IP networking and VoIP technology arenas allow us to offer rapid project assessment and subsequent deployment of a voice services infrastructure to a customer with an existing IP network such as an ISP (Internet Service Provider), CLEC (Competitive Local Exchange Company), PTT (Public Telephone and Telegraph) or cable plant operator. Our solutions involve delivery of either portions of a SIP-based infrastructure (cost-effective media gateways, transcoding solutions, SIP proxies) to a full turn-key system with components that are custom designed to work with each other (billing system, invoice system, least-cost-routing, rate import/exports, etc.) Our combined technology, expertise, resources within the telephony community, and ability to provide right-priced solutions comprise a strong value combination for our customers as they bring the existing base of Internet users into a VoIP product line.

         Our strategy is to be a worldwide leader in providing IP telephony, customer premise equipment in addition to premium voice over the Internet subscriber based telephony services and innovated wireless fidelity ("WiFi") technology solutions for residential and enterprise customers.

         With the new benefits of wireless networks, VoIP Solutions can leverage the use of the eGlobalphone MTA product and Apexsight's (described below) products and knowledge. Services provided include:

         o        Billing systems/Platform
         o        Service and application design
         o        Network design
         o        Switching platforms
         o        Back Office/OSS systems
         o        Web site design and back office integration
         o        Telephone number management applications
         o        Auto CPE provisioning systems
         o        Wholesale call termination
         o        Installation and training
         o        Support agreements
         o        Consultancy

         VoIP Solutions will maintain a stock of all iMax products (described below) for sale to end-users, carriers and resellers. This will include MTA's, DSL VoIP modems, ADSL VoIP modems and other products sources from third parties.

         VoIP Solutions will also stock the full range of Antennas, CPE bridges, repeaters and base stations produced by Apexsight. These will be available in stock to business customers, small resellers and consumers. These products range from WiFi home routers to long distance data links. These components also comprise the wireless local loop solution.

         The Company has developed the intellectual property and software for the soft switch platform and all associated applications developed for the eGlobalphone service. This includes the source code for the open source switching servers and related application servers. An agreement with Porta One provides access to software source code and database schemes that permit custom application, layer development and integration. Along with the billing and back office application, VoIP Solutions can supply all of the components, services and customization to fully equip a VoIP Telco.

         As software development projects are completed by VoIP Solutions for eGlobalphone, each module will be documented and effectively turned into a "product" that can be sold to other carrier customers and new market entrants.

         Ultimately, the Telco solution will consist of the following modules -

         o        Soft switch with SIP Proxy (authentication and call control)
         o Media gateways (to connect T1 and E1 lines and special services)
         o        Billing (pre paid, post paid, WiFi Hotspot and call shop)
         o        Web Site Integration (sign up, payments, account management)
         o        Telephone number inventory management
         o        CPE stock control and logistics
         o        CPE auto provisioning (remote programming and updates)

         Together with wireless network and back office specialists from within the group, VoIP Solutions personnel can also offer a full range of consulting and integration services to the industry.

         iMax Solutions. iMax Solutions, Inc. is a corporation owned 51% by the Company and 49% by iCable Systems Co., Ltd., a Korean corporation. In the venture iCable will license to iMax the right to sell iCable products in the Western Hemisphere, and profits from such enterprise will be divided in accordance with ownership. VoIP will pay iCable $5 million during 2004 for the right to market these products, and iCable will guarantee to iMax turnover from operations of $10 million in 2004, $25 million in 2005 and $40 million in 2006.

         The iMax products will consist of a cable modem, VoIP terminals and phones, and a digital set-top box for receiving high-speed Internet, digital cable TV, VoIP, home networking, video conferencing and various other multi-media applications. iMax will also engage in research and development for the creation of new and later generation products.

         Apexsight. The Company has signed a letter of intent to acquire Apexsight, Inc. Apexsight is a manufacturer of high-speed, wireless fidelity ("WiFi") products for the wireless and local area network, public wireless local area network and wireless Internet service producing markets. The Company owns several patented products or patent pending products in the U.S. and Taiwan that serve as antennae for such wireless functions. The Company intends to pursue the closing of the acquisition during the second quarter.

         DTNet Technologies, Inc. On June 7, 2004, the Company singed a letter of intent to acquire DTNet Technologies, Inc. of Tampa, Florida, in exchange for 2,500,000 shares of common stock. DTNet provides customer premises equipment to cable and DSL Internet providers throughout North America. The Company intends to pursue the closing of the acquisition in the second or third quarter.

Manufacturing and Sources of Supply.

         Our products are manufactured by iCable System Co. Ltd. a South Korean Company and our venture partner in iMax Solutions. iCableSystem provides offshore inventory and delivery services worldwide, and large scale orders are shipped directly from Korea to providers at any destination. iCableSystem has in-house PC board pressing, case design and manufacturing, and board processing facilities, making them less susceptible to supply chain dropouts that may cause other manufacturers difficulty.

         The primary chipset used in the CPE units is the Broadcom chipset, for which there is an available supply path and rapid delivery periods. It is not anticipated that there will be any significant shortfalls in the ability to produce equipment or deliver equipment, given past experience and current operating procedures, even under heavy volume sales.

         Equipment for VoIP Solutions, Inc. which involve a "solution" delivery for a customer are primarily software driven, and do not involve significant hardware resources that are manufactured in-house (except for CPE, as mentioned.)

Inventories.

         All the inventories are kept in our local facility in Ft. Lauderdale, Florida. Our local inventory and supply methods provide adequate capacity for most order volumes, but special orders or multi-thousand unit deliveries are typically drop-shipped from Korea. All softswitch and "back office" solution materials are also kept on-site for customer deployment, except in cases where local purchase of equipment is less difficult or less costly than in-country sourcing.

         The "cascading provisioning" server method that is used in the network allows for the "out-of-box" configuration and deployment of CPE hardware without ever being configured on the customer's network. This means that deployment time can be reduced drastically for field-shipping equipment, and no intermediate warehouse or customer care steps are required. Devices are delivered from overseas and can be directly put into production by any of our customers without manual configuration. This is significantly different than most other hardware and softswitch providers, in that our solution removes the requirement for customer configuration of equipment (which is confusing and slow) or two-step shipping (which is costly and slow.)

Customers.

         Our  initial   significant   customers  include  the  following:   Anew
Broadband, Inc., Radiant Holdings Inc., nTera Networks, VoIP Americas, CSI Consulting, Cima Telecom, Inc. and FMC Telecom, Inc.

         We also have the following companies testing or in the final field beta tests of our hardware products: Comcast, STS Telecom, IBM, Scientific Atlanta, DSLI and Vonage.

Marketing and Business Strategy.

         Most VoIP service providers have focused on the Internet as a primary method to market and retail their products. A few companies have placed their products on the shelves of a limited number of retail computer stores; however, with the enormous amount of products that these stores carry, these products are easily overlooked and unexplained. We have taken steps to place our products in the hands of manned retail outlets across the US that have trained sale agents to sell the products. Our goal is to have 12,000 locations up and running by late 2004.

         Most competitors are focused on the United States market. While providing innovative and focused solutions for reseller channels in the United States, we will be focused on the international market. The highest margin revenue stream is from the off net termination of international calls from customers outside the United States. The extensive industry experience and potential customer and partner contacts of the Company executives will assist the rapid establishment of competitive services and aggressive international sales channels.

         Each country has domestic and regional markets. Through the use of multiple web sites, regional rate plans and multi-language support, and multi-currency billing, we will work with in-country partners to provide local Points of Presence (POP's) that will permit local telephone and 800 numbers to be available for local marketing and for the sale to overseas customers. Interconnection with local carriers and PTT's will in turn reduce the off net termination costs to that country and open access to the multi-billion dollar international wholesale minutes market.

Competition.

         At the present time, we believe that no direct competitor offers the full suite of components that VoIP, Inc. will be able to provide to customers once all pending acquisitions are completed. Each individual solution is offered by a wide variety of competitors, most of which are larger and better capitalized than we.

         These primary competitors of each company include the following:

         eGlobalphone: Vonage, Packet8, DeltaThree, Voicepulse

         VoIP Solutions/iMax:  (Hardware): Sipura, Grandstream, Cisco, Mediatrix

         VoIP Solutions: (SIP softswitch): Nuera, Broadsoft, Pingtel, Nortel

         VoIP Solutions: (integration): Accenture, Hughes Software

         Wireless:  (Hardware) Cisco, 3 Com, Motorola, Terabeam

Industry Overview.

         According to Internet World - Stats, the current world market for telecommunications is estimated at 513 billion dollars and the worth of global information industry as at least 1.3 trillion dollars.

         The advance of broadband delivery into residential and small offices has opened up a large market for high-speed services to be delivered in a manner that is independent of the actual wires being connected to each property. Nearly three out of four households with basic phone service have Internet access, and of that 75% of all households in the US, almost half have broadband access. (Source: Nielsen/NetRatings) The penetration of broadband is rising at around 2.5% per month. These growth figures are even higher in other nations, which have only recently been implementing systems after understanding and modeling their platforms on what has become the standard in the United States.

         An additional factor in the cost savings of VoIP is the relatively inexpensive nature of IP data at the "core" of the Internet. In the late 90's, a large amount of capital was invested in fiber connectivity in between major metropolitan areas. Due to market forces, this fiber became available at incredibly inexpensive rates, and a "bandwidth glut" or "fiber glut" occurred at the core of the Internet, driving costs down.

         The costs paid by consumers for traditional telephony are still in the hundreds of billions of dollars. It is possible for VoIP services to undermine large sections of that revenue and provide significant cost savings by using packet-switched networks to deliver the same call quality to the same destinations, but at a heavily discounted rate to the service provider. The "fiber glut" at the core of the network is fueling this growth by keeping bandwidth prices low for IP services even over long distances, while traditional telephony providers are unable to compete against the new model that strips the usefulness from their antiquated telephony equipment, which is still capitalized at billions of dollars over its (now) very low value.

Intellectual Property.

         The Company has developed several important intellectual property features.

         Wireless. Apex Sight has several patented antenna designs that allow its products to have a further reach and consistent voice quality through a wireless connection. Apex Sight's proprietary technology has brought the last mile solution more cost effective through ease of installation and low cost manufacturing.

         VoIP. The patent pending E911 bypass system developed and integrated into the CPE is a key differentiator in equipment for VoIP deployment.

         The  "cascading   provisioning   server"   feature  for  deployment  of
zero-touch hardware is additionally a novel approach to deployment of equipment, and is a new development that is exclusive to VoIP, Inc.'s platform.

Regulation.

         The company currently is operating in unregulated industry segments. The hardware, integration, softswitch, and wireless portions of the firm are expected to remain unthreatened by regulation in major nations in which the Company expects to do business. The eGlobalphone service offering may potentially experience regulatory pressures as the United States makes changes in its telecommunications law to encompass VoIP services. The imposition of government regulation on our business could adversely affect our operations by requiring additional expense to meet compliance requirements.

         1) Regulation is expected to be applied the following areas of our service: E911, CALEA (law enforcement wiretap) and USF taxation.

                  a. Our existing E911 service addresses this concern already, and we are working with industry groups to also address E911 delivery via the network when that technology becomes mature and affordable. The combined delivery methods should adequately protect the company against negative regulatory or economic pressure in the future.

                  b. CALEA data delivery is already almost complete in the system for the basics of call status and PIN tapping. The additional steps of call monitoring and call splitting are yet to be even defined, though it is not anticipated that their deployment would require anything other than minor expense for adequate compliance with these laws, given current technology.

                  c. USF taxation has been explicitly not required for data services. The classification of VoIP as a data service has clearly indicated that it is outside of the USF charter.

         2) Comments by FCC staff have indicated that VoIP will be handled in a relatively "hands-off" manner until the industry is more mature and capable of competing directly with RBOC and ILEC carriers. This is anticipated to be at least another two years.

         3) Even with additional regulations if they were to be applied, the costs of compliance would be significantly lower than those of traditional telephony, as these regulatory structures are already being considered and compensated for in design aspects of the network.

         4) Our focus on non-US customers should limit our exposure from one nation's regulatory and tariff environment.

Employees.

         We employ eight persons, consisting of four managerial, two clerical and two technical employees.

         Additional staffing will be required due a customer volume increase. Automated systems for billing, customer care, provisioning, and inventory will keep staffing to a minimum, and outsourcing of certain functions may provide an additional cost savings for short-term or unskilled staffing requirements.

Item 2.  Management's Discussion and Analysis or Plan of Operation
         ---------------------------------------------------------

         To be filed by amendment.

Item 3.  Description of Properties
         -------------------------

         The principal executive offices of the Company are located at 12330 S.W. 53rd Street, Suite 712, Fort Lauderdale, Florida 33330, consisting of 2,410 square feet of leased space at an annual cost of $37,120.

         All such facilities are deemed to be adequate for the Company's present needs.

Item 4.  Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

         There are 100,000,000 shares of Common Stock. Of this amount, 14,230,939 shares of Common Stock have been issued and are outstanding, and the following is a list of all executive officers, directors and persons known to beneficially own at least 5% of outstanding shares:

         Name and Address                                     Number of Shares          Percentage
         ----------------                                     ----------------          ----------
         Steven Ivester                                          12,500,000                87.8%
         12330 S.W. 53rd Street, Suite 712
         Fort Lauderdale, FL  33310
         All officers and directors as a group (4 persons)       12,500,000                87.8%


Item 5.  Directors, Executive Officers, Promoters and Control Persons
         ------------------------------------------------------------

         The following table contains information concerning the Company's executive officers and directors.

                                                                     Start Date
         Name               Age     Position with Company           with Company
         ----               ---     ---------------------           ------------
         Steven Ivester      39     Chairman, Chief Executive,      March 2004
                                    Officer Secretary and Sole
                                    Director
         Clive Raines        45     President of International      March 2004
                                    Operations
         John Todd           33     Chief Technology Officer        March 2004
         Osvaldo Pitters     45     Chief Financial Officer         May  2004

         Steven Ivester, Chairman, Chief Executive Officer, Secretary and Sole Director, joined the Company in March 2004 when he made an agreement with prior management to contribute the assets and intellectual property rights of two start-up companies, eGlobalphone, Inc. and VoIP Solutions, Inc. Prior to that, since early 2001, he was a self-employed consultant for other voice-over-Internet companies. From early 1997 until the present, he has also been engaged as Chief Executive Officer of Navigator, PC, which supplies computer-navigation and display equipment to the U.S. military services.

         Clive Raines, President of International Operations, developed an international business model for USA Talks. He was relocated as European CEO in London, UK from 1998 to 2002. During 2003 he worked with Voiceglo as a Director.

         John Todd, Chief Technology Officer, has been involved in 1999 with Internet companies, including Collocation Corporation, Inc. from September 2001 to December 2002 as network Services Manager; 10-20.com, Inc. from September 2001 to present as President; Onyx Networks.

         Osvaldo Pitters, Chief Financial Officer and Treasurer, was employed from January 2003 to April 2004, as Controller of Cima Telecom Group. From January 2002 to January 2003, he was the Chief Operating Officer of Price WaterhouseCoopers-Dominican Republic. He also worked seven years with Price Waterhouse Chile and two years with Price Waterhouse London, England. He also worked with Pepsi Co. for sever years in several countries within Latin American Division.

Item 6.  Executive Compensation

         Summary Compensation Table. The following table sets forth the compensation earned by the Company's Chief Executive Officer for the year ended December 31, 2003 in salary and bonus for services rendered in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001:

                                                 Annual Compensation                 Long-Term Compensation
                                                 -------------------                 ----------------------
                                                                                   Securities
                                                                                   Underlying
                                                                  Other Annual     Options or      All Other
Name/Principal Position         Year        Salary      Bonus     Compensation      Warrants     Compensation
  Kevin B. Halter, CEO (1)      2003         $ 0         $ 0          $ 0              0               0
                                2002         $ 0         $ 0          $ 0              0               0
                                2001         $ 0         $ 0          $ 0              0               0

----------------
(1)      Mr. Halter  resigned in 2004.

                                                                             Value of Unexercised
                                      Number of Securities Underlying       In-the-Money Options at
                                       Unexercised Options at Fiscal                 Fiscal
                                                  Year End                          Year End
          Number of
           Shares
         Acquired or     Realized
Name      Exercised        Value      Exercisable      Unexercisable      Exercisable    Unexercisable
----      ---------        -----      -----------      -------------      -----------    -------------
None


                                                 Estimated Future Payments under
                                                   Non-Stock Price-Based Plans
                              Performance or
            Number of       Other Period Until
         Shares, Under or       Maturation      Threshold    Target     Maximum
Name      Other Rights #         or Payout      ($ or #)    ($ or #)    ($ or #)
----      --------------         ---------      --------    --------    --------
None


Stock Option Plan

         The Company's Stock Option Plan (the "2004 Option Plan") provides for the grant to eligible employees and directors of options for the purchase of Common Stock. The Option Plan covers, in the aggregate, a maximum of 4,000,000 shares of Common Stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option.

         The Board of Directors administers and interprets the Option Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers. The Board of Directors designates the optionees, the number of shares subject to the options and the terms and conditions of each option. Each option granted under the Option Plan must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the later of the date of grant or the date first exercisable. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with the Company.

Item 7.  Certain Relationships and Related Transactions
         ----------------------------------------------

         The Company was organized by Kevin Halter and members of his family in 1998, when they purchased 1,000,000 shares at its par value. Then in March 2004, the Company sold 12,500,000 shares of stock to Steven Ivester for par value ($12,500), plus his agreement to contribute two operating companies. Such companies were contributed in May 2004, effective April 15, 2004.

         As of March 31, 2004, the Company has amounts due to affiliated entities and/or shareholders and/or officers of approximately $151,000. These advances are unsecured, due upon demand and are non-interest bearing. Subsequently, in April 2004, the Company issued 339,242 shares of common stock to satisfy the balance due at March 31 2004.

         Other than the foregoing and the contribution of the companies described in Items 1 and 2, there are no material related party transactions.

Item 8.  Description of Securities
         -------------------------

General

         The following summary is qualified in its entirety by reference to the Company's Articles of Incorporation and its By-Laws. The Company's authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share.

Common Stock

         As of June 8, 2004, 14,230,939 common shares of the Company's common stock are held of record by approximately 140 persons. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's stockholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have the cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock are entitled to receive ratably such dividends, if any as may be declared from time to time by the Board of Directors in its sole discretion from funds legally available therefore. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

Transfer Agent

         The Company's transfer agent is Securities Transfer Corporation, Frisco, Texas.

PART II

Item 1. Market Price of and Dividends on the Registrants' Common Stock and Other
        ------------------------------------------------------------------------
        Shareholder Matters
        -------------------

Holders

         As of June 8, 2004 the Company had approximately 140 shareholders of records.

Dividends

         The Company has not paid a dividend on any class of stock since its incorporation and does not anticipate paying any dividends in the foreseeable future. The Company intends to retain earnings to finance the expansion of its business, to repay outstanding and future indebtedness and to use for general operating purposes. In the future, the Board of Directors will determine whether the Company will pay any dividends, depending upon its earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors.

Price Range of Common Stock

         Since December 16, 2003, the Company's common stock has been traded over-the counter and quoted from time to time in the OTCBB under the trading symbol "MTEM". On April 14, 2004, such symbol was changed to VOII. The following table sets forth the range of high and low bid prices as reported by the OTCBB for the periods indicated. The quotations reflect inter-dealer prices without retail markup, markdown or commission, and may not necessary represent actual transactions.

                                                                Common Stock
                                                                Price Range
                                                                High       Low
         YEAR ENDED DECEMBER 31, 2003
                  Fourth Quarter.............................   $0.85      $0.80
         YEAR ENDED DECEMBER, 2004
                  First Quarter..............................   6.75        0.80
                                                                -----      -----

Item 2.  Legal Proceedings
         -----------------

         The Company may be involved from time to time in legal proceedings and litigation incidental to the conduct of its business. No pending legal proceeding is currently pending.

Item 3.  Change in and Disagreements with Accountants
         --------------------------------------------

         The Auditor's reports for the two most recent fiscal years included and explanatory paragraph concerning the Registrant's ability to continue as a going concern. During the two most recent fiscal years and during the interim period from December 31, 2003 until March 31, 2004, the Registrant has not had any disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on Form 8-K. During such period, there are no reportable events as described in Item 304(a) (1) (v) of Regulation S-K.

Item 4.  Recent Sales of Unregistered Securities
         ---------------------------------------

         The following unregistered securities have been issued during the three years ended December 31, 2003 and then during the first four months of 2004:

         Effective March 1, 2004, the Registrant issued 12,500,000 shares to Steven Ivester in exchange for $12,500 and the obligation to contribute his business assets, intellectual property and sales opportunities of two start-up companies.

         Effective March 4, 2004, Registrant issued 516,250 shares to nine individual accredited investors at a price of $0.40 per share.

         Effective March 12, 2004, Registrant issued 627,000 shares to 13 individual accredited investors at a price of $0.50 per share.

         Effective March 19, 2004, Registrant issued 168,235 shares to one individual accredited investor in exchange for services.

              Effective April 1, 2004, Registrant issued 142,902 shares to two accredited investors in satisfaction of accounts payable totaling $71,421.

         Effective  May  10,  2004,   Registrant  issued  67,300  shares  to  14
individual accredited investors at a price of $3.00 per share.

         All securities described herein were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

                                    PART III

Item 1.  Index to Financial Statements
         -----------------------------

         Audited financial statements of the acquired companies will be filed by amendment within 60 days as provided in Instruction (a)(4) to Item 7 of Form 8-K.

Item 2.  Description of Exhibits
         -----------------------

         *2.2   Stock Contribution Agreement

         3.1.1 Articles of Incorporation, incorporated by reference to Form 10SB filed January 19, 2000

         *3.1.2   Amendment to Articles of Incorporation dated April 13, 2004

         3.2. Bylaws, incorporated by reference to Form 10SB filed January 19, 2000

         *4.1     Specimen Stock Certificate.

         *10.1    2004 Stock Option Plan

         10.2 Stock Purchase Agreement dated February 27, 2004, between Registrant and Steven Ivester for the sale of 12,500,000 shares of common stock, attached as Exhibit 10.2 to Registration 8-K filed on March 3, 2004.

         10.3.1 Articles of Incorporation of iMax Solutions, Inc., attached as Exhibit to Form 8-K dated May 11, 2004.

         10.3.2. Investors' Agreement dated May 11, 2004 between Registrant and iCable Systems Co., Ltd., attached as Exhibit to Form 8-K dated May 11, 2004.

         *21      Subsidiaries of the Registrant

--------------
*        Filed herewith

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VOIP, INC.
                                 (formerly known as Millennia Tea Masters, Inc.)



                                 By:           /s/ Steven Ivester
                                    --------------------------------------------
                                    Steven Ivester, Chairman and CEO


Dated:  June 9, 2004